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                                                                    EXHIBIT 99.2


                             Simplex Solutions, Inc.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                                      Three Months Ended
                                                 December 31,      December 31,
                                                     2001              2000
    Revenue:
    Software
          Software-License                         $ 5,329           $ 4,281
          Software-Service                           2,836             2,680
          Design foundry                             2,947             2,213
                                                    11,112             9,174
    Costs of Revenue:
          Cost of software                              12                 2
          Cost of service                              468             1,087
          Cost of design                             2,075             1,348
          Total cost of revenue                      2,555             2,437

          Gross Margin                               8,557             6,737

    Expenses:
          Selling and marketing                      4,244             3,118
          Research and development                   3,360             2,238
          General and administrative                 1,289             1,135
          Amortization of acquired
           intangibles                                 113             1,639
          Stock-based compensation                   1,055             2,545

                                                    10,061            10,675

    Loss from operations                            (1,504)           (3,938)

          Interest and other income                    524                99
          Interest expense                              (1)             (111)

    Loss before income taxes                          (981)           (3,950)

    Provision for income taxes                         111               185

    Net Loss                                       $(1,092)          $(4,135)

    Basic net loss per share                       $ (0.07)          $ (0.77)

    Number of shares used in calculation
     of basic net loss per share                     14,867             5,405

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                             Simplex Solutions, Inc.
                      Condensed Consolidated Balance Sheet
                                 (in thousands)


                                                 December 31,    September 30,
                                                    2001            2001(A)
                                                 (Unaudited)
     Cash, cash equivalents and
      short-term investments                        54,109            50,671
     Accounts receivable                            11,425            17,237
     Prepaid expenses and other current
      assets                                         1,393             1,588

       Total current assets                         66,927            69,496

     Property and equipment, net                     5,798             5,114
     Other assets                                      454               458
     Intangible assets, net                         24,260            24,379

       Total assets                                 97,439            99,447

     Accounts payable                                  579             1,859
     Accrued liabilities                             2,068             2,008
     Accrued payroll and related expenses            4,116             5,784
     Deferred revenue                                6,926             7,781
       Total current liabilities                    13,689            17,432

     Other long term liabilities                       122               122
     Note payable                                      146               150
       Total liabilities                            13,957            17,704


     Common stock                                       15                15
     APIC                                          132,191           130,317
     Notes receivable from stockholders             (1,022)           (1,283)
     Unearned stock-based compensation              (5,671)           (6,725)
     Accumulated other comprehensive
      income (loss)                                   (312)               46
     Accumulated deficit                           (41,719)          (40,627)

       Total stockholders' equity                   83,482            81,743

     Total liabilities and
      stockholders' equity                          97,439            99,447


     (A) Derived from audited financial statements as of September 30, 2001.